                                                                      EXHIBIT 21

                           RANGE RESOURCES CORPORATION

                           SUBSIDIARIES OF REGISTRANT


                                                                            Percentage of Voting
                                                    Jurisdiction of          Securities Owned by
                     Name                            Incorporation            Immediate Parent
-------------------------------------------     -----------------------    ---------------------
Range Production Company                                Delaware                    100%
Range Energy Services Company                           Delaware                    100%
Range Holdco, Inc.                                      Delaware                    100%
Range Energy I, Inc.                                    Delaware                    100%
Range Gathering & Processing Company                    Delaware                    100%
Range Gas Company                                       Delaware                    100%
Lomak Financing Trust                                   Delaware                    100%
RRC Operating Company                                     Ohio                      100%
Range Energy Finance Corporation                        Delaware                    100%
Range Energy Ventures Corporation                       Delaware                    100%
Gulfstar Energy, Inc.                                   Delaware                    100%
Gulfstar Seismic, Inc.                                  Delaware                    100%
Domain Energy International Corporation          British Virgin Islands             100%
Energy Assets Operating Company                         Delaware                    100%